EXHIBIT 99

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                  June 30, 2001

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                      INDEX

            FINANCIAL STATEMENTS:

            Condensed Consolidated Balance Sheets                     1

            Condensed Consolidated Statements of Operations and
                  Comprehensive Income                                2

            Condensed Consolidated Statements of Cash Flows           3

            Notes to Condensed Consolidated Financial Statements      4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determinations.

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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    JUNE 30,     DECEMBER 31,
                                ASSETS                                                2001           2000
                                                                                      ----           ----
Bonds at market value (amortized cost of $2,087,554 and
   $1,979,942)                                                                     $2,186,094      $2,084,282
Equity investments at market value (cost of $10,006)                                    9,746           9,746
Short-term investments                                                                115,859         112,493
                                                                                   ----------      ----------

     Total investments                                                              2,311,699       2,206,521
Cash                                                                                   11,987           7,053
Deferred acquisition costs                                                            216,815         201,136
Prepaid reinsurance premiums                                                          382,062         354,117
Reinsurance recoverable on unpaid losses                                               23,694          24,617
Receivable for securities sold                                                          3,559           4,595
Other assets                                                                          200,541         184,551
                                                                                   ----------      ----------

          TOTAL ASSETS                                                             $3,150,357      $2,982,590
                                                                                   ==========      ==========

           LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                                           $1,014,885      $  936,826
Losses and loss adjustment expenses                                                   103,994         116,336
Deferred federal income taxes                                                         130,987         123,121
Ceded reinsurance balances payable                                                     58,352          48,784
Payable for securities purchased                                                        9,685           5,158
Long-term debt                                                                        120,000         120,000
Minority interest                                                                      40,280          37,228
Accrued expenses and other liabilities                                                 82,765         106,271
                                                                                   ----------      ----------

          TOTAL LIABILITIES AND MINORITY INTEREST                                   1,560,948       1,493,724
                                                                                   ----------      ----------

Common stock (400 shares authorized, issued and outstanding;
   par value of $37,500 per share)                                                     15,000          15,000
Additional paid-in capital                                                            791,638         789,922
Accumulated other comprehensive income (net of deferred
   income tax provision of $32,274 and $34,527)                                        66,006          69,553
Accumulated earnings                                                                  716,765         614,391
                                                                                   ----------      ----------

          TOTAL SHAREHOLDER'S EQUITY                                                1,589,409       1,488,866
                                                                                   ----------      ----------

          TOTAL LIABILITIES AND MINORITY INTEREST
           AND SHAREHOLDER'S EQUITY                                                $3,150,357      $2,982,590
                                                                                   ==========      ==========

            See notes to condensed consolidated financial statements.


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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                             (DOLLARS IN THOUSANDS)

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                                 -------------------------
                                                                                    2001            2000
                                                                                    ----            ----
REVENUES:

   Net premiums written (net of premiums ceded of
      $75,496 and $87,760)                                                       $ 161,355       $ 109,639
                                                                                 ---------       ---------

   Premiums earned (net of premiums ceded of
      $46,500 and $37,966)                                                         111,497          92,266

   Net investment income                                                            62,523          57,024

   Net realized gains (losses)                                                       3,676         (32,190)

   Other income                                                                        415              81
                                                                                 ---------       ---------

                            TOTAL REVENUES                                         178,111         117,181
                                                                                 ---------       ---------
EXPENSES:

   Losses and loss adjustment expenses [net of
      reinsurance recoveries of $2,559 and $(609)]                                   5,973           4,858

   Policy acquisition costs                                                         19,700          19,440

   Merger related expenses                                                                          33,912

   Other operating expenses                                                         21,353          20,464
                                                                                 ---------       ---------

                            TOTAL EXPENSES                                          47,026          78,674
                                                                                 ---------       ---------

   Minority interest and equity earnings                                               322          (1,280)
                                                                                 ---------       ---------

INCOME BEFORE INCOME TAXES                                                         131,407          37,227

   Provision for income taxes                                                       29,033           7,414
                                                                                 ---------       ---------

          NET INCOME                                                               102,374          29,813
                                                                                 ---------       ---------

Other comprehensive income (loss), net of tax:
   Unrealized gains (losses) on securities:

      Holding gains (losses) arising during period                                  (1,049)         22,570

      Less: reclassification adjustment for gains (losses)
         included in net income                                                      2,498         (21,759)
                                                                                 ---------       ---------

   Other comprehensive income (loss)                                                (3,547)         44,329
                                                                                 ---------       ---------

      COMPREHENSIVE INCOME                                                       $  98,827       $  74,142
                                                                                 =========       =========

            See notes to condensed consolidated financial statements.


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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                           SIX MONTHS ENDED JUNE 30,
                                                           -------------------------
                                                            2001              2000
                                                            ----              ----
Cash flows from operating activities:

   Premiums received, net                                $ 173,983       $   118,098

   Policy acquisition and other operating expenses
     paid, net                                             (75,846)          (25,238)

   Recoverable advances paid                                  (281)           (4,178)

   Loss and LAE recovered (paid), net                      (16,513)            1,923

   Net investment income received                           59,590            48,743

   Federal income taxes paid                               (36,833)          (24,132)

   Interest paid                                            (3,000)           (3,000)

   Other, net                                                1,855            (1,715)
                                                         ---------       -----------

          Net cash provided by operating activities        102,955           110,501
                                                         ---------       -----------

Cash flows from investing activities:

   Proceeds from sales of bonds                            252,709           964,649

   Purchases of bonds                                     (348,843)       (1,227,196)

   Purchases of property and equipment                        (936)           (3,094)

   Net decrease (increase) in short-term securities         (2,541)          167,107

   Other investments, net                                     (127)             (996)
                                                         ---------       -----------

          Net cash used for investing activities           (99,738)          (99,530)
                                                         ---------       -----------

Cash flows from financing activities:

   Capital contribution                                      1,717
                                                         ---------

          Net cash provided by financing activities          1,717
                                                         ---------

Net increase in cash                                         4,934            10,971

Cash at beginning of period                                  7,053             4,153
                                                         ---------       -----------

Cash at end of period                                    $  11,987       $    15,124
                                                         =========       ===========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

1.    ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2.    BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at June 30, 2001 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2000 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended June 30, 2001 and 2000 are not necessarily indicative of the operating results for the full year. Certain prior year balances have been reclassified to conform to current year's presentation.

3.    RECENTLY ISSUED ACCOUNTING STANDARDS

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 was subsequently amended by SFAS 137 and 138. These statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure the instruments at fair value. At December 31, 2000 and June 30, 2001, the Company had a limited number of insurance policies that would be considered derivatives for accounting purposes and had no open positions in U.S. Treasury bond futures, call options or other derivative instruments used for hedging purposes. For the six months ended June 30, 2001, the Company recorded, as an increase to premiums earned, a market value adjustment of $3,737,000 relating to these policies. The adoption on January 1, 2001 of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). These provisions are effective for business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. Certain of SFAS No. 141 provisions also apply to purchase business combinations for which the acquisition date was before July 1, 2001. SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements. This statement requires that goodwill no longer be amortized and instead be subject to an impairment test performed at least annually. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 31, 2001. Management believes that the implementation of these standards, on January 1, 2002, will not have a material effect on the Company's financial position, results of operations or cash flows.


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